UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 1, 2010, Wilhelmina International, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Tenth Amendment”) to that certain Rights Agreement dated as of July 10, 2006, as amended, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as rights agent (the “Rights Agreement”).  The Tenth Amendment amends the definition of Distribution Date (as defined in the Rights Agreement) to provide that the Distribution Date corresponding to the Share Acquisition Date (as defined in the Rights Agreement) that occurred on February 2, 2010 as a result of the Company’s public announcement on such date that Dieter Esch, Lorex Investments AG, Brad Krassner and Krassner Family Investments Limited Partnership are Acquiring Persons (as defined in the Rights Agreement) under the Rights Agreement shall be the close of business on November 3, 2010, which date was extended from October 3, 2010.

The foregoing description of the Tenth Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Tenth Amendment, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.                      Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the Tenth Amendment is incorporated by reference into this Item 3.03.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Tenth Amendment to Rights Agreement dated October 1, 2010 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2010	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John P. Murray
		Name:	John P. Murray
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Tenth Amendment to Rights Agreement dated October 1, 2010 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.